Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-185561, No. 333-185562, No. 333-185563, No. 333-185564, No. 333-204466) and Form S-3 (No. 333-203677) of AbbVie Inc. of our report dated February 18, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting of Pharmacyclics, Inc., which is incorporated by reference in this Current Report on Form 8-K/A of AbbVie Inc.

/s/PricewaterhouseCoopers LLP
San Jose, California
August 7, 2015